SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2005

FIRST CITIZENS BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

SOUTH CAROLINA	0-11172	57-0738665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Lady Street Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 733-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2005, our Board of Directors approved an amendment to Section 2 of Article III of our Bylaws. As amended, our Bylaws provide that a person who has attained the age of 70 years is not eligible for election or re-election as a director, but that that condition of eligibility does not apply to any person (1) who was a director on January 1, 1993, or (2) who, on the date of the amendment, had attained the age of 70 years but was not yet 75 years of age and who was first elected as a director between January 1, 1993 and January 1, 2005.

Previously, our Bylaws provided that a person who had attained the age of 75 years was not eligible for election or re-election as a director, but that that condition of eligibility did not apply to any person who was a director on January 1, 1993.

Item	9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description
3.1	Copy of our Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FIRST CITIZENS BANCORPORATION, INC.
(Registrant)

Date: June 29, 2005	By:	/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer